UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2020

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	TGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Gary J. Brauchle

On January 14, 2020, Gary J. Brauchle informed the Board of Directors (the “Board”) of Tallgrass Energy GP, LLC (“TGE GP”), the general partner of Tallgrass Energy, LP (“TGE”), of his resignation as the Executive Vice President and Chief Financial Officer of TGE GP effective on February 14, 2020. At the request of the Board, Mr. Brauchle intends to remain with TGE in a non-executive capacity through the end of 2020 in order to facilitate his successor’s transition to the role of Chief Financial Officer. Terms of Mr. Brauchle’s continued engagement during such transition period remains subject to ongoing negotiation.

Mr. Brauchle’s resignation did not result from any disagreement with TGE or any affiliate of TGE.

Appointment of Gary D. Watkins as Chief Financial Officer

On January 14, 2020, the Board appointed Gary D. Watkins as Executive Vice President and Chief Financial Officer of TGE GP effective February 14, 2020, in addition to Mr. Watkins’ current role as Chief Accounting Officer of TGE GP.

Mr. Watkins, age 47, has served as the Vice President and Chief Accounting Officer of TGE GP from February 2015 until March 2019, and as Senior Vice President and Chief Accounting Officer of TGE GP from March 2019 until his appointment as Chief Financial Officer of TGE GP described above. In addition to his service at TGE GP, Mr. Watkins has also served as Vice President and Chief Accounting Officer of the general partner of Tallgrass Energy Partners, LP since April 2014. Previously, Mr. Watkins served as Vice President, Controller and Principal Accounting Officer of DCP Midstream Partners, LP and DCP Midstream, LLC from May 2011 until his departure in April 2014. Mr. Watkins also held the positions of Senior Director – Marketing Accounting and Director of Corporate Accounting with DCP Midstream. Prior to joining DCP Midstream in November 2004, Mr. Watkins held various positions of increasing responsibility at Advanced Energy Industries Inc. Mr. Watkins also served in the Denver offices of Arthur Andersen LLP and KPMG LLP from 1996 through 2002. Mr. Watkins is a Certified Public Accountant and graduate of Colorado State University, where he received a Bachelor of Science in Accounting and a minor in Economics in 1995.

There is no arrangement or understanding between Mr. Watkins and any other person pursuant to which he was selected as an officer of TGE GP. Mr. Watkins has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by TGE to become a director or executive officer. There has been no transaction since the beginning of TGE’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which TGE is or was a participant and in which Mr. Watkins or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2020, TGE issued a press release announcing its CFO Succession Plan. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by Tallgrass Energy, LP, dated January 14, 2020. (Furnished solely for purposes of Item 7.01 of this Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

By:	Tallgrass Energy GP, LLC,
its general partner

Date: January 14, 2020	By:	/s/ William R. Moler
William R. Moler
Chief Executive Officer